As filed with the Securities and Exchange Commission on October __, 2004

REGISTRATION NO. 333-116063

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 1

INTERNATIONAL COMMERCE DEVELOPMENT CORP.

(Name of Small Business Issuer in its Charter)

Delaware	6770	20-0369985
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

33 Easton Avenue, Waterbury, Connecticut 06704

(203) 753-9500

(Address and telephone number of principal executive offices)

33 Easton Avenue, Waterbury, Connecticut 06704

(Address of principal place of business or intended principal place of business)

Kenneth V. Holloway, President

INTERNATIONAL COMMERCE DEVELOPMENT CORP.

33 Easton Avenue, Waterbury, Connecticut 06704

(203) 753-9500

(Name, address and telephone number of agent for service)

Copies of communications to:

VERDIRAMO & VERDIRAMO, P.A.

Attention: Vincent L. Verdiramo, Esq.

3163 Kennedy Blvd., Jersey City, NJ 07306

Telephone: (201) 798-7082

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $.001 per share to be sold by us	1,800,000	$1.00	$1,800,000.00	$354.76
Class A Common stock, to be sold by certain selling stockholders	200,000	$1.00	$200,000.00	$26.61
TOTALS	2,000,000		$2,000,000.00	$381.37

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of The Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(A), may determine.

Subject To Completion, Dated October __, 2004

INITIAL PUBLIC OFFERING

PROSPECTUS

INTERNATIONAL COMMERCE DEVELOPMENT CORP.

1,800,000 Shares of Common Stock to be Sold by Us

200,000 Shares of Common Stock to be Sold by Selling Stockholders

$1.00 Per Share

INTERNATIONAL COMMERCE DEVELOPMENT CORP. is a blank check company subject to the requirements of Rule 419 of Regulation C under the Securities Act of 1933, as amended, created to pursue a business combination in the mining industry.

We are offering shares solely through our officers and directors who must sell a minimum of 400,000 shares and up to a maximum of 1,800,000 shares.  We will not pay commissions on stock sales.  Current shareholders are registering 200,000 shares for resale to the public.  We will not receive any proceeds from the sale of the selling stockholders’ shares.

This offering will expire 180 days from the date of this prospectus.  The offering may be extended for an additional 90 days at our sole election.  There is no closing date for the selling shareholders.

___________________

This investment involves a high degree of risk.

You should purchase shares only if you can afford a complete loss.

See "Risk Factors" beginning on page 4.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________

Offering Information

Price Per Common Share (1)	Underwriting Discounts and Commissions	Maximum Proceeds to Company (2)(3)	Minimum Proceeds to Company (2)(3)	Proceeds to Selling Stockholders (4)
$1.00	$0.00	$1,725,000.00	$325,000.00	$200,000.00

(1)

Each investor must subscribe for a minimum of 1,000 shares at $1.00 per share.

(2)

All offering proceeds, less the ten percent (10%) allowable deduction pursuant to Rule 419, will be deposited immediately into an escrow account maintained by an insured depository institution held for the benefit of the investors pending reconfirmation of their investment after the execution of an eligible business combination.  No additional funds will be released to the company until all conditions of Rule 419 are satisfied.

(3)

Pursuant to Rule 419, we will elect to receive up to ten percent (10%) of the proceeds as they are deposited into the escrow account to pay for our offering costs.  Amounts shown reflect the maximum allowable deductions for offering costs, including printing, filing, legal, accounting and transfer fees estimated at $75,000.00.

(4)

Proceeds to be obtained by the selling stockholders will not inure to our benefit.  Selling stockholders will be responsible for any related commissions, taxes, attorney’s fees and related charges in connection with the offer and sale of their shares.  The selling stockholders may sell their common stock through one or more brokers/dealers, and such brokers/dealers may receive compensation in the form of commissions.

Offering Information

The date of this prospectus is October __, 2004

PROSPECTUS SUMMARY

We are a blank check company subject to Rule 419 of Regulation C under the Securities Act of 1933, as amended.  The net offering proceeds, after deduction for offering expenses and the securities to be issued to investors must be deposited in an escrow account.  While held in the escrow account, the deposited securities may not be traded or transferred.  Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specific criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419.

We were organized as a vehicle to acquire or merge with a business or company operating in the mining industry.  We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific company for investigation and evaluation for a merger with us.

Since our organization, our activities have been limited to the sale of initial shares for our organization and preparation in producing a registration statement and prospectus for our initial public offering.  We intend to have the acquired business entity become the operational core of our company following the offering. We maintain our office at 33 Easton Avenue, Waterbury, Connecticut 06704. Our phone number is (203) 753-9500.  We refer to International Commerce Development Corp. throughout this prospectus as “we”, “us”, “our” and “ICDC”.

The Offering

Securities offered by ICDC	1,800,000 shares of common stock, $.001 par value, being offered at $1.00 per share.
Common stock outstanding prior to the offering This offering will expire 180 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.	210,000 shares

The selling stockholders are offering up to a total of 200,000 shares of common stock.  We do not know when, in what amounts or in what manner a selling stockholder may offer shares for sale.

Limited State Registration

Initially, our securities may be sold in a limited number of states pursuant to registration filings in those states. Therefore, purchasers may only resell their shares in those states where the securities have registered or are eligible for an exemption from registration.

The selling stockholders, in order to comply with the securities laws of certain states, must sell their shares in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Summary Financial Information

The table below contains certain summary historical financial data for ICDC. The historical financial data for the period from our inception on October 30, 2003 through June 30, 2004 has been derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and notes thereto.  The accompanying audited financial statements as at and for the period from October 30, 2003 (Inception) through June 30, 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America.   In the opinion of management, the statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of June 30, 2004 and the results of operations and cash flows for the period from October 30, 2003 (Inception) through June 30, 2004.

               For the Period From

    October 30, 2003 (Inception) Through

March 31, 2004

June 30, 2004

INCOME STATEMENT:

Revenue

$         --

$         --

Net Income (loss)

$     (12,730)

$    (28,375)

BALANCE SHEET (at end of period):

Total Current Assets

$       22,270

$      8,533

Total Assets

$       42,270

$     33,414

Total Liabilities

$         2,500

$      7,789

Total Shareholders Equity

$       39,770

$     25,625

PER SHARE:

Net Loss per share -- basic and fully dilated

$

(0.10)

$

(0.17)

Weighted average number of shares of

common stock outstanding during period

         127,403

         163,691

RISK FACTORS

We have attempted to disclose and set forth all material risk factors.  While this section presents what we believe to be a comprehensive review of all the material risk factors involved in this offering, there may be issues that we have not encountered or considered.  Each prospective investor should, prior to purchase, consider very carefully the following material risk factors, as well as all other information set forth in this prospectus.  You are invited to contact us if you have any questions or concerns regarding the offering.

The securities offered are highly speculative in nature and involve a high degree of risk.

The securities offered should be purchased only by persons who can afford to lose their entire investment.  ICDC is a development stage company and will not become a viable entity until it successfully completes a business combination and commences operations.  However, we cannot speculate as to the success of that business and the value of your shares will be directly impacted by it.  If we cannot complete a business combination, your funds will be returned less the 10% allowable deduction for expenses under Rule 419.

If we do not complete a business combination, we will not return your full investment.

If we are unable to locate an acquisition candidate meeting our acquisition criteria or if a sufficient number of investors do not reconfirm their investment, you will have to wait 9 months from the date of this prospectus before a portion of your investment is returned.  In the event the escrow funds are released to an investor, the amount returned will be less the 10% allowable deduction pursuant to Rule 419 and include any interest earned while held in escrow.

Because we are taking the 10% allowable deduction for expenses related to the offering, we will not have the minimum amount raised available for either return to our investors or for our business combination.

You will not have access to your shares until after a successful reconfirmation offering is completed.

All shares issued in connection with this offering are deposited directly into an escrow account held for the benefit of the purchasers.  You will be able to vote on shareholder matters and the shares are subject to laws of descent and distribution, qualified domestic relations orders and the Employee Retirement Income Security Act.  However, you may not otherwise transfer or dispose of your shares until after a successful reconfirmation offering is completed.

If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued your securities.

A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, a sufficient number of investors representing 80% of the offering proceeds elect to reconfirm your investments.  If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed.  In such event, none of the securities held in escrow will be issued and the funds will be returned to you less the 10% allowable deduction pursuant to Rule 419.

We will not purchase the assets of any company which is beneficially owned by any of our officers, directors, promoters, affiliates or associates.

Due to a lack of financing, we will be at a competitive disadvantage in achieving a business combination.

We are and will continue to be an insignificant participant in the business of seeking mergers or joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all such entities have significantly greater financial resources and will have an advantage in identifying and completing a business combination. In addition, we are competing for similar business with numerous other small public and private companies.  Our limited resources and relative size will diminish our ability to succeed in achieving our goals to identify an appropriate business combination, finance that combination, and operate and grow that business.

If the offering closes at the minimum level, we may not be able to complete a business combination.

We will only consider acquisition targets that have probable or proven reserves as set forth in the Securities Act Industry Guide number 7.  This is likely to increase the cost of entry into the industry.  Our capital base from our private placement and this public offering may be insufficient to cover the costs of acquisition plus start-up until the revenue base from mining operations commences.  Further, if this offering yields only the minimum level of investment, we may need to seek additional funding in order to close a business combination.  Such funding may be in the form of debt or equity, or both, if obtainable, and may not be available on terms favorable to us.  A lower level of investment could require us to shoulder an amount of debt that threatens the viability of the business combination.  In addition, a lower level of investment could force us to surrender a greater percentage of the equity of ICDC which would dilute your investment and give third parties a substantial voice in the operation of the business combination.   The lack of funding may ultimately cause us to retreat from any potential merger or acquisition.

We have not identified a potential merger candidate as of yet.

Investors in our securities will not be able to evaluate the merits or risks of a potential merger candidate before they invest, nor can they be certain that a merger candidate will be found. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, any entity, and have had no discussions of any kind with any potential merger, joint venture or acquisition candidate.  We may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination.

We have entered into a consulting agreement with a company in Ghana to assist in identifying potential acquisition candidates, coordinating the re-licensing and permit process and hiring experienced professionals to run the mine.  However, doing business in Ghana may prove problematic and, ultimately, fatal to our business plan.

There are inherent risks in seeking a business combination in Ghana.

Ghana’s government was established in 1957 and is relatively stable compared to other African nations.  However, Ghana is a poverty stricken country and there is a substantial amount of crime.  The government offices in any locality where we attempt to purchase a mine could be inefficient or even corrupt.  We will rely upon the guidance of our African officers and directors as well as our mining consultant, but there is no guarantee that they will be able to identify, prevent or navigate all potential pitfalls in the Ghana system.

ICDC has an extremely limited business history for investors to judge in determining whether to make an initial or reconfirmation investment.

Other than issuing shares to our officers and directors and conducting a limited private placement pursuant to Regulation D, Rule 506 under the Securities Act of 1933, as amended, we have not commenced any operational activities. We may not be able to negotiate a business combination on terms favorable to us. Investors will, however, have a chance to evaluate a merger candidate before a proposed merger occurs pursuant to Rule 419.  At that time, investors will determine whether they wish to leave their investment or receive their investment back.  ICDC has no business track record other than the resumes of its officers and directors upon which to assess our ability to successfully run a company.  Further, depending on the level of investment pursuant to this offering, we may need to cede a substantial equity stake in ICDC to complete the business combination.  In addition, the terms of a merger or acquisition may force us to yield operating control to the combining entity.

Potential determination by the SEC that we are an investment company could cause significant registration and compliance costs under the Investment Company Act of 1940.

In the event we engage in business combinations that result in our holding passive investment interests in a number of entities, we could come under regulation of the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have not obtained a formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

A successful merger or acquisition with another business entity may result in a significant or total shift in ownership and control of ICDC.

Depending on the success of this offering, a business combination could require the issuance of a significant percentage of our common stock resulting in third parties gaining a controlling interest in us.  Also, the terms of a proposed business combination could demand a change in control of management requiring the reduction in or elimination of current management’s participation in the future affairs of the new entity.

All shares currently held by non-management shareholders are available for sale in this offering.  The potential for complete change in ownership and control could fundamentally impact every aspect of ICDC and your investment.

The time and distance differences between our officers and directors may be an insurmountable challenge to successfully running the company.

Our president and director, Kenneth V. Holloway, is based in the United States.  Our chief financial officer and director, Kwabena Mensah and our director, Amponsah Tawiah, are both mining consultants located in Ghana.  While Messrs. Mensah and Tawiah’ will be located in Ghana to maintain proximity to the target acquisition, having our officers and directors on two continents may be problematic because of communications, cultural and perspective differences.  If so, we will need to address management and personnel changes at that time.  Such disruptions may have a negative impact on conducting the acquisition and facilitating any transfer of authority from the target company to us as well as the smooth operation of the acquisition.

Many business decisions made by us can have major tax consequences and associated risks that could hurt the value of your investment in ICDC.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our securities may be limited to only a few markets because of state blue sky laws.

Because the securities registered in this prospectus have not been registered for resale under the blue sky laws of any state, and we currently plan to register or qualify its shares only in Connecticut and New York, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. Some states attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for our securities to be a limited one.

We may not be able to identify an acquisition that falls within the guidelines set forth by the Securities and Exchange Commission for provable and probable resources.

The SEC has established strict guidelines for what constitutes “Proven and Probable” mining reserves as set forth in the Securities Act Industry Guide number 7 for registrants engaged in mining operations.  Management has determined to follow those parameters in identifying suitable acquisition candidates and we have instructed the consulting company in Ghana to assist in identifying an acquisition target that has Proven or Probable reserves.  This standard will diminish the field of eligible candidates as well as increase the costs of acquisition.  We have no assurance that the consulting company will be able to identify an acquisition candidate that meets our criteria or, if successful, the mine will actually yield measurable results because purchasing a mine that has Proven or Probable reserves is not a guarantor of the mineral content within such mine.

We may experience problems with foreign governments in transferring lease rights or obtaining licensing or permits for the company.

While the consulting company we engaged in Ghana has assured us that we will have limited or no trouble transferring the necessary licensing, rights and permits to our company, we have no guarantee of such success.  We may ultimately need to expend additional monies beyond those budgeted for that purpose.  This will delay our progress in commencing operations and impinge on our working capital.

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited promptly into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419.

Accordingly, we have entered into an escrow agreement with Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey 07044, which provides that the proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt.  Pursuant to Rule 419, we intend to release 10% of the funds as they are deposited into the escrow account. The remaining funds and any dividends or interest thereon, if any, are to be held for the sole benefit of each individual investor and can only be invested in bank deposit, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government. Each individual investor will have voting rights in the securities, but they may not be transferred or disposed of, except by will or the laws of descent or distribution, or pursuant to a qualified domestic relations order or the Employee Retirement Income Security Act.

We will sell our shares exclusively through the efforts of our officers and directors.  We will not engage any brokers, dealers or underwriters and, accordingly, will pay no commissions, expenses or allowances to any third party on the sale of our securities.

Prescribed Acquisition Criteria

Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.  The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the offering proceeds must elect to reconfirm their investment.  For purposes of the offering, the fair value of the business or assets to be acquired must be at least $1,440,000 (80% of $1,800,000).

Post-Effective Amendment

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment.  The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the gross offering proceeds raised to date, amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and  the terms of a reconfirmation offer that must contain conditions prescribed by the rules.  The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.  The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

We must send the prospectus contained in the post-effective amendment to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

Reconfirmation Offering

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

*

Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

*

If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

*

The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $1,440,000 elect to reconfirm their investment.

*

If a closed acquisition has not occurred by __________ ___, 2005 (12 months from the effective date of this initial prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of Securities and Funds

The funds will be released to us, and the securities will be released to you, only after:

*

We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment.

*

The post-effective amendment has been declared effective and we have sent the prospectus contained in the post-effective amendment to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

*

We have satisfied all of the prescribed conditions of the reconfirmation offer described above.

*

The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent attesting to the points set forth above.

*

We have consummated an acquisition meeting the established criteria and a sufficient number of purchasers reconfirm their investments.

In the event the funds are returned to investors, investors will receive their funds less the 10% allowable deduction pursuant to Rule 419 and plus any interest or dividends accrued on the deposited funds.  Investors may incur tax obligations on such income and may be required to file an amended tax return to receive a tax refund if ultimately the interest or dividend income is released to ICDC.

The fees payable to the Escrow Agent for their services related to this registration and the processing of your subscriptions are as follows:

FEE SCHEDULE

$2500.00 to open the Escrow Account

$25.00 charge for each transaction

$5.00 charge for any check sent back to purchaser

$5.00 charge for any 1099 sent to purchaser

USE OF PROCEEDS

The gross proceeds of this offering will be at least $400,000 and at most $1,800,000. While Rule 419, prior to the reconfirmation of the offering permits 10% of the funds ($40,000 -- $180,000) to be released from escrow to us, we do intend to request release of these funds. This offering is contingent on our officers and directors selling a minimum of 400,000 shares within 180 days of the date of this prospectus.  Our officers and directors may participate in the offering to assist us in reaching the minimum level of investment.  We, in our sole discretion, may extend the offer for an additional 90 days to reach that goal. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, at least $400,000 and up to $1,800,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

Offering based on $400,000 in proceeds	Offering based on $800,000 in proceeds	Offering based on $1,800,000 in proceeds

Offering expense $75,000	Offering expense $75,000	Offering expense $75,000
General and admin. $25,000	General and admin. $25,000	General and admin. $25,000
Acquisition cost $125,000	Acquisition cost $325,000	Acquisition cost $1,000,000
Lease equipment $75,000	Equipment purchase $225,000	Equipment purchase $400,000
Labor $25,000	Labor $35,000	Labor $75,000
Energy $50,000	Energy $90,000	Energy $150,000
Miscellaneous $25,000	Miscellaneous $25,000	Miscellaneous exp. $75,000

The above scenario is based on supplementing the acquisition with ICDC stock of 4,000,000 shares	The above scenario is based on supplementing the acquisition with 3,500,000 shares of ICDC stock	The above scenario is based on supplementing the acquisition with 3,000,000 shares of ICDC stock

(1)

Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.  The offering expenses will be paid from the 10% of the offering proceeds that may be released as permitted under Rule 419.

(2)

We will need to purchase mining equipment upon our successful completion of an acquisition.  We anticipate an allocation of funds for this purpose.

The proceeds received in this offering, less the 10% allowable deduction permitted by Rule 419, will be put into the escrow account pending closing of a business combination and reconfirmation. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by Jersey Transfer & Trust Company as escrow agent held for the sole benefit of the purchasers and will reflect the name and interest of each party to the account.

DETERMINATION OF OFFERING PRICE

The offering price is not based on our net worth, total asset value, or any other objective measure of value based upon accounting measurements.  The offering price was determined by us and is based upon the amount of funds we need to start-up the business, and the number of shares that the initial stockholders were willing to sell.

DILUTION

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

As of June 30, 2004, our net tangible book value was $744 or $0.00 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 1,800,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00  per share), and after deducting estimated expenses of the offering, our adjusted pro forma net tangible book value as of June 30, 2004, would have been $1,725,744 or $0.86 per share. This represents an immediate increase in net tangible book value of $0.86 per share to existing shareholders and an immediate dilution of ($0.14) per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share

 $1.00

Net tangible book value per share before offering

 $0.00

Pro-forma net tangible book value per share after offering

 $0.86

Increase per share attributable to new investors

 $0.86

Pro-forma dilution per share to new investors

($0.14)

Number of Shares Before Offering	Money Received For Shares Before Offering	Net Tangible Book Value Per Share Before Offering
210,000	$52,500	$0.00
Total Number of Shares After Offering*	Total Amount Of Money Received For Shares
2,010,000	$1,852,500
Pro-Forma Net Tangible Book Value Per Share After Offering	Net Tangible Book Value Per Share Before Offering	Pro-Forma Increase Per Share Attributed To Shares Offered Hereby
$0.86	$0.00	$0.86
Public Offering Price Per Share	Pro-Forma Net Tangible Book Value Per Share After Offering	Pro-Forma Dilution to Public (Your Dilution)
$1.00	$0.86	($0.14)

*Used to reflect full dilution to new shareholders upon immediate completion of this offering.

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

	Shares Purchased	Percentage of Equity	Total Consideration
New Investors	1,800,000	89.6%	$1,800,000
Existing shareholders	210,000	10.4%	$52,500

SELLING SECURITY HOLDERS

The following table sets forth (i) the number of outstanding shares beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete.

Name of beneficial owner of Common Stock offered	Number of shares beneficially owned before the offering	Number of shares offered	Number of shares beneficially owned after the offering	Percentage of beneficially owned after the offering
Kenneth Holloway *	10,000	0	10,000	0**
Jeffery Cramen 107-12088 66th Avenue Surrey, BC V3W 1Z9	100,000	100,000	0	0
Darrell Sullivan 207 Ridgewood Road W. Hartford, CT 06107	100,000	100,000	0	0
Total	210,000	200,000	10,000	0

*   Mr. Holloway’s address is care of International Commerce Development Corp., 33 Easton Avenue, Waterbury, Connecticut 06704.

**  Less than one percent (1%).

        The selling stockholders are offering up to a total of 200,000 shares of common stock. We issued 200,000 of the shares of common stock offered herein and covered by this prospectus to the selling stockholders in a private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.  We issued 10,000 shares to Mr. Holloway pursuant to Section 4(2) of the Securities Act.

         We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, only Mr. Holloway will continue to own the shares covered by this prospectus.

None of the selling stockholders are broker dealers or affiliates of broker dealers.  Messrs. Cramen and Sullivan are investors in the company but have no other relationship to us.  Mr. Holloway is our president and a director of the company.

PLAN OF DISTRIBUTION

We offer the right to subscribe for at least 400,000 and up to 1,800,000 shares at $1.00 per share.  If we do not receive subscriptions for the minimum number of shares within 180 days of this prospectus, or up to an additional 90 days at our sole election, we will return your investments promptly less the 10% allowable deduction for expenses pursuant to Rule 419 plus any interest or dividends accrued to date.  No compensation is to be paid to any person in connection with the offer and sale of the shares.

The offering shall be conducted by our president and director, Kenneth V. Holloway, our chief financial officer and director, Kwabena Mensah and our director, Amponsah Tawiah.  Although they are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

*

They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

*

They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

*

They are not an associated person of a broker or dealer at the time of their participation in the sale of our securities.

*

They will restrict their participation to the following activities:

1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

2.  Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

3.  Performing ministerial and clerical work involved in effecting any transaction.

We estimate approximately 200 to 300 prospectuses will be distributed to contacts our officers and directors have in the business and investment community and to any third parties those contacts may introduce to us.  There are no plans for widespread advertising or distribution.

As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered.  In the event a broker who may be deemed an underwriter is retained by us, we will file an amendment to our registration statement and will seek clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

Investors in this offering shall make their own decisions regarding whether to reconfirm or sell their shares.  We shall not exercise any influence over your decisions.

Arbitrary Determination of Offering Price

The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value.  All offers and sales will be made at the offering price of $1.00 for the duration of the offering.

Possible Lack of Market for Your Shares

Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account.  These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock and an active and liquid public trading market may never develop following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officers, after the closing of a business combination, may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by the stockholders.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us.  The subscription price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of “Jersey Transfer and Trust Co., Escrow Agent”.  You may not pay in cash.

Selling Stockholders

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. However, during the initial offering and until a business combination is closed and a reconfirmation offer is completed, selling stockholders may only make offers and sales at the price and on the terms disclosed in this prospectus or, to the extent required, as may be amended or supplemented from time to time to describe a specific plan of distribution.  Once the shares issued to investors in this offering are released from escrow, the selling stockholders may sell their shares by one or more, or a combination, of the following methods:

*

purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

*

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

*

block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

*

an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

*

in privately negotiated transactions; and

*

in options transactions.

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.  In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders are acting as underwriters within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer are considered to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

State Registration

We plan to register our shares for sale in New York and Connecticut.  We intend to file our offering for qualification in those states in November 2004.

LEGAL PROCEEDINGS

We are not a party to or aware of any pending or threatened lawsuits or other legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

The following table and subsequent discussion sets forth information about our directors and executive officers, who will serve in the same capacity with us upon completion of the offering.

Name

Age

Title

Kenneth V. Holloway

50

President, Secretary and Director

Kwabena Mensah

35

Chief Financial Officer and Director

Amponsah Tawiah

44

Director

Kenneth V. Holloway serves as our president, secretary and a member of the board of directors since inception in October 2003.  Mr. Holloway’s responsibilities will include management of our operations as well as our administrative and financial activities.  Mr. Holloway has been the Senior Vice President of Operations and Collections for National Recovery Service, a collection agency for institutions based in Waterbury, Connecticut, since 1994.  From 1973 through his current position, he has held collection positions with GMAC, Citytrust Bank, Affiliated Collection Bureau, Kay Jewelers and American Adjustment Bureau.   Prior to that, he was an elementary school teacher in Chicago, Illinois.  Mr. Holloway received his B.S. in Elementary Education from Loyola University in 1970, and his Certificate of Management in Credit Collections from Sacred Heart University in 1978.

Kwabena Mensah has been our chief financial officer and a director since December, 2003.  Mr. Mensah currently serves as a project manager for Canadian Mineral Exploration Consultants, and he is a managing consultant, director and partner of KAM Associates Limited, Ghana, where he is engaged in project appraisal and management, mineral exploration programs, community relations and strategic and marketing management.  He has extensive experience as a geologist specializing in field exploration projects for gold for various firms including Johannesburg Consolidated investments (GH) Limited, Ghana, JCI (GH) Limited, Ghana, and Ashanti Goldfields Limited.  Mr. Mensah holds a BSc. in Geology 1993 and an MBA in Finance 2001 from the University of Ghana.

Amponsah Tawiah has been a member of the board of directors since December, 2003.  He currently serves as the Director of Monitoring & Evaluation for the Minerals Commission of Ghana, where he advises the Chief Executive on all technical, development and other pertinent matters affecting existing and prospective mining companies in the country.  He was previously the principal mining engineer and managed a World Bank Credit and a Nordic Development Fund credit for the mining sector of Ghana.  He began his career at Ashanti Goldfields (GH) Ltd.    He holds a BSc. in Mining Engineering 1984 and a postgraduate diploma in Mine Management and Mineral Economics 1985 from Kwame Nkrumah University of Science and Technology.  He also holds an MSc. in Mineral Economics from the University of Zambia 1988.

Our directors will hold office until the next annual meeting of shareholders and the election of their successors. Our directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Blank Check Companies

Neither Mr. Holloway nor any other directors, or officers have served in any capacity for any blank check offering in the past.

Management Control

Management does not plan to divest themselves of ownership and control of us prior to or after the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management.  Management is not aware of any circumstances under which such policy through their own initiative may be changed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about our current shareholders. The persons named below have sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 2,010,000 shares of common stock outstanding following the offering:

Before offering

After offering

Before offering

After offering

Kenneth V. Holloway

10,000

  10,000

  4.8%

0%*

Kwabena Mensah

0

      0

     0%

0%

Amponsah Tawiah

0

      0

     0%

0%

Jeffery Cramen

100,000

      0

47.6%

0%

Darrell P. Sullivan

100,000

      0

47.6%

0%

All directors and

10,000

 10,000

  4.8%

0%*

officers as a group

(3) persons

*    Less than one percent (1%).

** The address for all officers and directors is care of the Company at 33 Easton Avenue, Waterbury, CT 06704.

Messrs. Holloway, Mensah and Tawiah may be deemed our promoters, as that term is defined under the Securities Act.

DESCRIPTION OF SECURITIES

The securities being offered are shares of common stock.  Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock with a par value of $.001.  There is no amendment or authorization for shares of preferred stock.

All significant provisions of our capital stock are summarized in this prospectus. However, the following description is not complete and is governed by applicable Delaware law and our articles of incorporation and bylaws.  We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

You have voting rights for your shares.

You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors.

You have dividend rights for your shares.

You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of director out of the assets and funds available, based upon your percentage ownership of us. Delaware law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside.  We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business.

 If we go out of business, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

There currently are no amendments or authorizations for preferred stock.

Shares Eligible for Future Sale

Of the shares outstanding after the offering, the 1,800,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our directors, executive officers or other persons or entities that they control or who control them. Our directors, executive officers, and persons or entities that they control or who control them will not be able to sell shares of stock purchased in this offering unless they are registered.  The remaining 200,000 outstanding shares have been registered in this offering and may be sold.

Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount with certain limitations.  However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies.

Transfer Agent and Registrar

Jersey Transfer and Trust, 201 Bloomfield Avenue, Verona, New Jersey 07044 has been engaged as the transfer agent and registrar for our stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our audited financial statements as of the period ended March 31, 2004, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Weinick Sanders Leventhal & Co., LLP, 1375 Broadway, New York, New York 10018, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The validity of the shares offered under this prospectus is being passed upon for us by Verdiramo & Verdiramo, P.A., 3163 Kennedy Boulevard, Jersey City, New Jersey 07306.

We have engaged Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey 07044 to act as our transfer agent and escrow agent.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

There were no transactions since inception between the company and any of our officers, directors or promoters.

DESCRIPTION OF BUSINESS

History and Organization

We were organized under the laws of the State of Delaware on October 30, 2003. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination to acquire a mine with mining rights.  To date, we have engaged Appankran Mining Consultants Ltd, a limited liability company registered under the laws of the Republic of Ghana (“Appankran”), to assist us in locating an acquisition candidate.  Appankran is in the business of offering expertise in the mining industry and is based in Ghana which is the area we have selected for identifying potential acquisition targets.  Appankran is owned and operated by independent third-parties, who are not affiliates of nor is there any other relationship between ICDC, its officers, directors or its’ affiliates.  We have neither conducted negotiations concerning nor entered into a letter of intent concerning any potential acquisition candidate.  In addition, our president, Kenneth Holloway will confer with business associates and acquaintances and search the New York Times, the Wall Street Journal, other business publications and consult with finders in Ghana for acquisition candidates.

Our initial public offering will comprise 1,800,000 shares of common stock at a purchase price of $1.00 per share.

We are filing this registration statement in order to initiate a public offering for our securities.

Operations

We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination in the mining industry rather than to pursue immediate, short-term earnings.

We do not currently engage in any business activities that provide any cash flow. Persons purchasing shares in this offering and other shareholders will not have the opportunity to participate in the decision making process for selecting potential combination candidates. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put.  Under Rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the business combination that management decides to enter into.  Although substantially all of the funds of this offering are intended to be utilized generally to close a business combination, the proceeds are not otherwise being designated for any specific purposes, except that we will elect to deduct the 10% of offering proceeds allowable under Rule 419 for offering expenses.  Cost overruns will be borne by management.

We may seek a business combination in the mining industry in the form of entities that:

*

Have actively operating mines with transferable mining rights

*

Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital

*

Have met the SEC guidelines for Proven or Probable reserves as set forth in the Securities Act Industry Guide number 7.

A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

*

Time delays

*

Significant expense

*

Loss of voting control

*

Compliance with various federal and state securities laws

We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds.  To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth.  If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.

We will only consider combination candidates that we can gain or share control over.  Upon closing of a business combination, we do not anticipate a change in control that results in the resignation of our present officers and directors.

Our officers or directors have had no preliminary contact or discussions with any representative of any other entity regarding a business combination.  Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings.  Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in the mining industry which is an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

*

General economic conditions.

*

Shortages of available capital.

Such perceived benefit of a publicly traded corporation may include:

*

Facilitating or improving the terms on which additional equity financing may be sought.

*

Providing liquidity for the principals of a business.

*

Creating a means for providing incentive stock options or similar benefit to key employees.

*

Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

The analysis of business combinations will be undertaken by us under the supervision of our officers and directors.  Kwabena Mensah and Amponsah Tawiah have prior expertise in mining exploration and they will coordinate the identification and selection of an acquisition candidate together with our consultants in Ghana, Appankran Mining Consultants Ltd., under the supervision of and in consultation with Mr. Holloway.  Appankran will provide assistance in several pivotal areas:

*

consult on the acquisition of a gold mine within the Republic of Ghana;

*

serve as a liaison to the government of Ghana in connection with securing the necessary permits and licensing;

*

coordinate and secure staffing for the mining operation; and

*

select, hire and advise a geological firm if needed for field and analytical work on the proposed concession site.

We have paid Appankran a fee of $10,000 for their services for a period of one year.  Appankran is not affiliated with any of our officers or directors or either of our two investors from our private offering.  Appankran is not a broker dealer or engaged in the securities industry.  There are no other provisions contained on our agreement with Appankran for them to receive any additional fees.

Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition.  Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.  In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

Any business combination will present certain risks.  Many of these risks cannot be adequately identified prior to selection, and you must, therefore, depend on the ability of management to identify and evaluate such risks.  In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition.  There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity.  We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

*

The nature of the acquisition candidate

*

The respective needs and desires of us and other parties

*

The management of the acquisition candidate opportunity

*

The relative negotiating strength of us and such other management

You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity.  In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders.  Management may choose to comply with these provisions.

Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officers and directors have agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

We anticipate that any securities issued in reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us.

Targeted Business Combination in the Mining Industry

We have targeted the mining industry for our acquisition which will become the business entity within the corporation.  Today's present economic environment with growing trade deficits, a sagging dollar, inflation and terrorism, lends itself to a positive exposure towards investments in gold.  (See Wall Street Journal, May 2002) Gold has languished in the area of $300 an ounce for many years and has not seen the high prices of 15 years ago when it was $850 an ounce. At present gold is trading near $400 an ounce.  Gold is a scarce commodity, which should retain its value.  The falling US dollar also strengthens the prospect for gold.  Other circumstances in the current world markets that strengthen the prospects for gold include: gold supplies, geopolitical uncertainties, still low or negative inflation adjusted interest rates, financial market volatility, suspicions China will convert more of its rising foreign-exchange reserves to gold, and mining industry consolidation.  (See Wall Street Journal, May 2002)

Our management believes all of these factors point to a profitable environment for the gold industry. (See the Anglogold Form 10-Q for the period ended March 31, 2004, citing the fact that gold has risen in the past 12 quarters and this was the first quarter that showed a pull back to the range of $390 – 400 per ounce.  The major gold mining companies report their costs of mining gold at $200 per ounce.)  Gold exploration and mining has picked up its pace. There are currently many opportunities that lie in countries outside of the US, which lend themselves to lucrative milling concessions and ultimately gold mining. Ghana has been the focus of several publicly traded US companies and is ranked second in the world for mining investment according to a May 2003 article in the Wall Street Journal. The government of Ghana grants permits and licenses for mining concessions throughout the country and assesses royalties of 3% to 12% of the total mining revenues. Due to the fact that poverty is a critical factor in the country of Ghana, our local mining consultants have indicated that they have participated in prior mining deals involving the purchase of mining concessions for some combination of debt, equity and cash.

We are actively looking for mining concession acquisitions within Ghana, specifically within the Ashanti region of Ghana.  The Ashanti region is also the area of the recent merger between Anglo Gold Lit, a New York Stock Exchange Company, and Ashanti Goldfields, Co. Anglo Gold Lit is now the biggest gold mining concern in the world.  Newmont Mining, a Denver based gold mining corporation currently ranked number two in the world, also has a presence in the Ashanti region of Ghana and has recently declared a find of over 5,000,000 ounces in proven reserves in the region. Due to the large presence of the world’s major gold mining corporations there is also the possibility that major consolidations including smaller mining concessions will take place in Ghana. This notion also is a major contributing factor in management’s decision to focus their attention on Ghana.  The large US-based corporations are consolidating worldwide, as well as in this region. There will be niche opportunities for smaller mining concerns that explore and locate gold reserves that can increase the amount of reserves for the larger mining companies.  Our management believes that they will be successful in locating, purchasing and funding a mining operation in the Ashanti region of Ghana that will yield a profitable, revenue-based operation.

There are two types of mining concessions that we will target in our acquisition mode.  Those concessions that have proven reserves and those concessions that have probable reserves but show exceptional promise for large amounts of gold ore. While both proven and probable reserves are desirable, it is the intent of management to focus primarily on proven reserves for its initial acquisition. Stated mineral resources provide the guidelines for proven gold reserves and are the equivalent to mineralized material as defined by the US Securities and Exchange Commission. We are committed to be bound by the Proven and Probable reserves criteria as defined by the SEC to govern our acquisition criteria.  In other words we limit our focus on acquisitions that meet the strict guidelines set up by the SEC defining proven and probable reserves. Consequently, we will only consider those mining concessions that have utilized extensive drilling in order to determine gold ore abundance and are within the category of “Proven reserves”.

Our management will actively search for potential acquisition candidates through Appankran Mining Consultants Ltd.  Appankran will shepherd us through the process from identifying potential target mine, through the license and permit requirements, to selection of a workforce and any other necessary experts to complete the acquisition of a mine and commence operations.  We may also decide to advertise our intention to acquire a company in the mining industry in the form of ads in legal or other publications. The cost of such advertising will be paid by management.

Due to the extreme poverty that engulfs most of Ghana, management believes that it will acquire a mining concession that can be structured as a joint venture.  There are certainly opportunities that exist which allow for entities with financial backing to provide the capital to extend the mining concession into the mining stage.  We are seeking a joint venture with a Ghana partner who owns the government lease on the mining concession and has all the appropriate permits and licensing. There are opportunities for profitable mining operations that lack capital to extract the gold ore from the ground.  With working capital gained from this offering, we can target opportunities that will have minimal up front acquisition costs. It is our objective to utilize staggered payments into the future for our entry into the mining industry. The planned acquisition will provide a revenue base from the future extraction and sale of gold ore. We will need to raise the appropriate capital necessary from private placement and this registration to fund the mining operation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date totaling $28,375 have been funded by the sale of the founder’s shares and the private placement.

In November 2003 we commenced an offering of 200,000 shares pursuant to Regulation D, Rule 506 under the Securities Act of 1933, as amended.  We raised a total of $50,000 through private offerings to accredited investors as that term is defined in Regulation D, Rule 501 under the Securities Act.

In February 2004 we sold 10,000 shares to Kenneth Holloway for proceeds of $2,500 pursuant to Section 4(2) of the Securities Act of 1933, as amended.

We anticipate having sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 12 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, and filing fees.

At this time we believe that the funds from our private offering plus funds provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.  However, we may issue additional securities, incur debt or procure other types of financing if needed.  We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so.  We will not use the offering funds as collateral or security for any loan or debt incurred.  Further, the offering funds will not be used to pay back any loan or debts incurred by us.  If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.

DESCRIPTION OF PROPERTY

We currently do not have any rent expense. We are presently using the office of Kenneth V. Holloway, 33 Easton Avenue, Waterbury, Connecticut 06704, (203) 753-9500, at no cost to the Company. Such arrangement is expected to continue after completion of this offering only until a business combination is closed, although there is currently no written agreement between us and Mr. Holloway. We presently own no equipment, and do not intend to own any upon completion of this offering.  Mr. Holloway has provided the use of office equipment, including a computer, printer and fax, but he is not charging the Company for such usage and has stated no intention of doing so in the future.   However, for accounting purposes ICDC records an expense for rent and office support provided to the company of $500 per month and offsets such expense to paid-in-capital.

The present office space is 1500 square feet and is enough space for five employees. There is no anticipated move until after we complete the offering and close a business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions or proposed transactions to which we were or are to be a party, or in which any of our officers, directors or beneficial owners have a direct or indirect material interest.

None of our officer, directors, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

We have established a policy that prohibits transactions with or payment of anything of value to any present officer, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any such officer, director, promoter or affiliate or associate.  We advanced $12,977 to our CEO from April 2004 through June 2004.  Our Board of Directors on June 25, 2004 memorialized that $10,277 of the advances was for services rendered by Mr. Holloway during the period.  Mr. Holloway in August 2004 repaid the remainder of the advances to the Company.

Our directors and officer are or may become, in their individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow.  The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419.  There are currently three holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Sections 4(2) and Regulation D, Rule 506 of the Securities Act. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow.  To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock.  Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement.  Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire.  Such party or parties may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.

There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 210,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 10,000 outstanding shares held by an executive officer and director and his affiliates cannot be sold pursuant to Rule 144, and are not being registered in this offering. The holders of the restricted securities are entitled to certain piggyback registration rights which may only be exercised at our election. The exercise of such rights will enable the holders of the restricted securities to sell their shares prior to such date. We are offering 1,800,000 shares of our common stock at $1.00 per share.  Dilution to the investors in this offering shall be approximately ($0.14) per share.

Reports to Stockholders

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.  Our fiscal year ends on September 30.

For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have.  We’d be pleased to speak with you about any aspect of our business and this offering.

EXECUTIVE COMPENSATION

With the exception of the $10,277 paid to Mr. Holloway during the three months ended June 30,2004, we have not and have no intention to pay, award to or reserve any salary or other compensation to our officers and directors until after we complete the intended business combination.  In connection with this offering, we will not pay any of the following types of compensation or other financial benefit to our management, directors or current stockholders:

*

Consulting Fees

*

Finders’ Fees

*

Sales of insiders’ stock positions in whole or in part to the private company, the blank check company and/or principals thereof

Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible.

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2004
(Unaudited)

I-1

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

JUNE 30, 2004
(Unaudited)

INDEX

	Page No.
FINANCIAL STATEMENTS:	
Balance Sheet as at June 30, 2004	I-2
Statement of Operations For the Period from October 30, 2003 (Date of Inception) to June 30, 2004	I-3
Statement of Stockholders' Equity For the Period from October 30, 2003 (Date of Inception) to June 30, 2004	I-4
Statement of Cash Flows For the Period from October 30, 2003 (Date of Inception) to June 30, 2004	I-5
NOTES TO FINANCIAL STATEMENTS	I-6 to I-10

I-1

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

BALANCE SHEET

June 30, 2004
(Unaudited)

ASSETS

Current assets:		
Notes receivable - stockholder	$ 2,700	
Prepaid expenses	5,833	
Total current assets		$ 8,533
Deferred registration costs		24,881
Total assets		$33,414

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:		
Cash overdraft	$ 789	
Accrued expenses	7,000	$ 7,789
Stockholders' equity:		
Common stock, $.001 par value, 50,000,000 shares authorized, 210,000 shares issued and outstanding	$ 210	
Additional paid-in capital	53,790	
Deficit accumulated during the development stage	(28,375)	
Total stockholders' equity		25,625
Total liabilities and stockholders' equity		$33,414

See notes to financial statements.

I-2

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM OCTOBER 30, 2003
(DATE OF INCEPTION) TO JUNE 30, 2004
(Unaudited)

Revenue		$ -
Expenses:		
Executive compensation	$10,277	
Accounting fees	5,000	
Consulting fees	4,167	
Rent - related party	1,500	
Bank charges	461	
Start-up costs	5,000	
Office and miscellaneous expenses	1,970	
Total expenses		28,375
Net loss		($28,375)
Per share data:		
Loss per share - basic and diluted		($.17)
Weighted average number of shares outstanding		163,691

See notes to financial statements.

I-3

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM OCTOBER 30, 2003
(DATE OF INCEPTION) TO JUNE 30, 2004
(Unaudited)

	Common Stock		Additional Pain-in Capital	Deficit Accumulated in the Development Stage	Total Stockholders' Equity
	Shares	Value			
Sale of common stock	210,000	$210	$52,290	$ -	$52,500
Fair value attributed to rental of office contributed by stockholder	-	-	1,500	-	1,500
Net loss	-	-	-	(28,375)	(28,375)
Balance, June 30, 2004	210,000	$210	$53,790	($28,375)	$25,625

See notes to financial statements.

I-4

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 30, 2003
(DATE OF INCEPTION) TO JUNE 30, 2004
(Unaudited)

Cash flows from operating activities:		
Net loss		($28,375)
Adjustments to reconcile net loss to net cash used in operating activities:		
Fair Value of office rental contibuted by stockholder	$ 1,500	
Increase (decrease) in cash flows as a result of changes in asset and liability account balances:		
Prepaid expenses	(5,833)	
Accrued expenses	7,000	
Total adjustments		2,667
Net cash used in operating activities		(25,708)
Cash flows from financing activities:		
Cash overdraft	789	
Notes receivable - stockholder	(2,700)	
Sale of common stock	52,500	
Deferred registration costs	(24,881)	
Net cash provided by financing activities		25,708
Cash at end of period - net decrease in cash		$ -
Supplemental Disclosures of Cash Flow Information:		
Cash paid during the period:		
Interest		$ -
Taxes		$ -
Supplemental Schedules of Noncash Investing and Financing Activities:		
Fair Value of office rental contibuted by stockholder		$ 1,500

See notes to financial statements.

I-5

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2004
(Unaudited)

NOTE 1 – PLAN OF ORGANIZATION.

(a) Organization and Presentation of Financial Statements:

International Commerce Development Corp. (the "Company") was incorporated in the State of Delaware on October 30, 2003. The Company is a blank check company subject to the requirements of Rule 419 of Regulation C under the Securities Act of 1933, as amended, created to pursue a business combination in the mining industry. Since its inception through June 30, 2004, the Company has not generated any revenues and has not carried on any significant operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net losses of $28,375 for the period from October 30, 2003 (Inception) through June 30, 2004, has a negative cash position of $789, and minimal working capital of $744. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to pursue acquisition opportunities in the gold mining industry. The Company's sources of cash to fund its operations have been the sales of its securities to accredited investors. In November 2003 the Company commenced a private placement of its common shares to accredited investors pursuant to Regulation D, Rule 506 of the Securities Act of 1933. One individual purchased 100,000 common shares for $25,000 in November 2003 and another purchased 100,000 common shares in February 2004 for $25,000. In February 2004, the Company's Founder purchased 10,000 common shares for $2,500.

I-6

NOTE 1 – PLAN OF ORGANIZATION. (Continued)

(a) Organization and Presentation of Financial Statements (Continued):

Since the Company has not generated revenues from its inception and, since management does not anticipate the Company will generate sufficiently substantial revenues in an amount necessary to meet its cash needs for the next twelve months, management believes the Company will need additional financing to continue to operate. Towards that end, management filed its preliminary registration statement for the proposed sale of its common stock to the public on June 1, 2004. The Company is offering shares solely through our officers and directors who must sell a minimum of 400,000 common shares and up to a maximum of 1,800,000 common shares at $1.00 per share. We will not pay commissions on stock sales. Current shareholders are registering 210,000 shares for resale to the public. We will not receive any proceeds from the sale of the selling stockholders' shares. The net offering proceeds, after deduction for offering expenses which are estimated to be $75,000 and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specific criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419.

(b) Basis of Presentation:

The accompanying unaudited financial statements as at and for the period from October 30, 2003 (Inception) through June 30, 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of June 30, 2004 and the results of operations and cash flows for the period from October 30, 2003 (Inception) through June 30, 2004. The results of operations for the period from October 30, 2003 (Inception) through June 30, 2004 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLOCIES.

(a) Use of Estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(b) Cash:

The Company places its cash investments with a high credit quality financial institution. At times, such investments may be in excess of the FDIC insured limit.

I-7

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLOCIES. (Continued)

(c) Earnings Per Share:

The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.

(d) Deferred Registration Costs:

Costs incurred in connection with the proposed initial sale of the Company's securities to the public have been deferred and will be offset against the proceeds from the sale of the securities. If the initial sale of the securities does not generate sufficient funds to pay the costs related to the offering in full, the unpaid portion of the deferred registration costs, if any, will be charged to operations.

(e) Recently Issued Accounting Pronouncements:

In December 2003 the FASB issued Interpretation No. 46 (Revised) "Consolidation of Variable Interest Entities". This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", describes the circumstances under which a variable special purpose entity is to be consolidated with entities that do not have the characteristics of a controlling interest in the special purpose entity.

In April 2003, the FASB issued SFAS No. 149 which amends and clarifies SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities".

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity". This statement establishes standards for how an issuer classifies certain financial instruments with characteristics of both liabilities and equity.

Management believes the adoption of these pronouncements will not have a material impact on the Company.

NOTE 2 – PREPAID EXPENSES.

Prepaid expenses consist of a $10,000 fee paid to a consulting firm to facilitate the acquisition of a gold mine in the Republic of Ghana. The Company and this consulting firm have an agreement which runs through February 2005. The fee is being amortized over the life of the contract. Amortization charged to operations was $4,167 from October 30, 2003 (Inception) through June 30, 2004.

I-8

NOTE 3 - ACCRUED EXPENSES.

Accrued expenses of $7,000 consists of accounting fees.

NOTE 4 - RELATED PARTIES.

The Company utilizes a portion of the personal office of its CEO for its office facility at no cost to the Company. The CEO in April 2004 agreed to contribute the value of the rental of the space to the Company. The fair value of the rent contribution, as determined by the CEO, of $500 per month has been charged to operations with an offset to additional paid-in capital.

Commencing in April 2004 through June 2004, the Company advanced the CEO $12,977. On June 25, 2004, the Company's Board of Directors memorialized that $10,277 of the advance was compensation for services rendered by the CEO during the three months ended June 30, 2004. In August 2004, the CEO repaid the Company the remaining $2,700.

NOTE 5 - INCOME TAXES.

The Company does not have any currently payable or deferred federal or local tax benefit since its inception to June 30, 2004. The Company has adopted a fiscal and tax reporting year end of September 30 and will file its initial tax returns for the period October 30, 2003 through September 30, 2004. At June 30, 2004, the Company has a net operating loss carryforward of $28,575 available to reduce future taxable income which expires in 2024. Management is unable to determine if the utilization of the future tax benefit of the net operating loss carry forward is more likely than not and accordingly the asset of $7,100 for federal and local taxes has been fully reserved. A reconciliation of the actual tax provision to the expected statutory rate is as follows:

	October 30, 2003 to June 30, 2004	
Loss before income taxes	($28,375)	
Expected statutory tax benefit	($ 9,600)	(34%)
Surtax benefit	2,500	11%
Net operating loss valuation reserve	7,100	25%
Total tax benefit	$ -	0%

I-9

NOTE 6 - COMMON STOCK.

(a) Sale of Securities Through Private Placements:

The Company commenced a private placement in November 2003 to accredited investors for the sale of 200,000 shares of its common stock. Two individuals each purchased 100,000 shares for an aggregate of $50,000. In February 2004, the Company's Founder purchased 10,000 common shares for $2,500.

(b) Initial Sale of the Company's Securities to the Public:

The Company intends to file with the Securities and Exchange Commission a registration statement for the sale, on a best efforts basis, of a minimum of 400,000 of its common shares up to 1,800,000 common shares to the public at a price of $1.00 per share. The proceeds from the sale, net of estimated offering costs of $75,000, along with the common shares sold under the offering will be deposited into an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. . Except for an amount up to 10% of the deposited funds, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specific criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419 of Regulation C under the Securities Act of 1933.

I-10

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2004

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

MARCH 31, 2004

INDEX

	Page No.
FINANCIAL STATEMENTS:	
Independent Auditors' Report	F-1
Balance Sheet as at March 31, 2004	F-2
Statement of Operations For the Period from October 30, 2003 (Date of Inception) to March 31, 2004	F-3
Statement of Stockholders' Equity For the Period from October 30, 2003 (Date of Inception) to March 31, 2004	F-4
Statement of Cash Flows For the Period from October 30, 2003 (Date of Inception) to March 31, 2004	F-5
NOTES TO FINANCIAL STATEMENTS	F-6-7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
International Commerce Development Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of International Commerce Development Corp. (a development stage company) as at March 31, 2004 and the related statements of operations, cash flows and stockholders' equity for the period from October 30, 2003 (date of inception) to March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Commerce Development Corp. (a development stage company) as at March 31, 2004 and the results of its operations and its cash flows for the period from October 30, 2003 (date of inception) to March 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York
April 28, 2004

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

BALANCE SHEET

MARCH 31, 2004

ASSETS		
Current assets:		
Cash	$13,937	
Prepaid expenses	8,333	
Total current assets		$22,270
Deferred registration costs		20,000
Total assets		$42,270
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Accrued expenses		$ 2,500
Stockholders' equity:		
Common stock, $.001 par value, 50,000,000 shares authorized, 210,000 shares issued and outstanding	$ 210	
Additional paid-in capital	52,290	
Deficit accumulated during the development stage	(12,730)	
Total stockholders' equity		39,770
Total liabilities and stockholders' equity		$42,270

See notes to financial statements.

F-2

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM OCTOBER 30, 2003
(DATE OF INCEPTION) TO MARCH 31, 2004

Revenue		$ -
Expenses:		
Accounting fees	$ 5,000	
Consulting fees	1,667	
Start-up costs	5,000	
Office and miscellaneous expenses	1,063	
Total expenses		12,730
Net loss		($12,730)
Per share data:		
Loss per share - basic and diluted		($.10)
Weighted average number of shares outstanding		127,403

See notes to financial statements.

F-3

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM OCTOBER 30, 2003
(DATE OF INCEPTION) TO MARCH 31, 2004

	Common Stock		Additional Pain-in	Deficit Accumulated in the Development	Total Stockholders'
	Shares	Value	Capital	Stage	Equity
Sale of common stock	210,000	$210	$52,290	$ -	$52,500
Net loss	-	-	-	(12,730)	(12,730)
Balance, March 31, 2004	210,000	$210	$52,290	($12,730)	$39,770

See notes to financial statements.

F-4

INTERNATIONAL COMMERCE DEVELOPMENT CORP.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 30, 2003
(DATE OF INCEPTION) TO MARCH 31, 2004

Cash flows from operating activities:		
Net loss		($12,730)
Increase (decrease) in cash flows as a result of changes in asset and liability account balances:		
Prepaid expenses	($ 8,333)	
Accrued expenses	2,500	
Total adjustments		(5,833)
Net cash used in operating activities		(18,563)
Cash flows from financing activities:		
Sale of common stock	52,500	
Deferred registration costs	(20,000)	
Net cash provided by financing activities		32,500
Cash at end of period - net increase in cash		$13,937

See notes to financial statements.

F-5

INTERNATIONAL COMMERCE DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

(a) Nature of Business:

International Commerce Development Corp. (the "Company") was incorporated in the State of Delaware. The Company intends to pursue acquisition opportunities globally in the mining industry.

(b) Basis of Presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

(c) Use of Estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(d) Cash:

The Company places its cash investments with a high credit quality financial institution. At times, such investments may be in excess of the FDIC insured limit.

(e) Earnings Per Share:

The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.

F-6

NOTE 2 – DEVELOPMENT STAGE OPERATIONS.

The Corporation was organized under the laws of the State of Delaware on October 30, 2003. Since inception, the Company's activity has been limited to raising capital. The Company was formed to pursue acquisition opportunities globally in the mining industry. The Company has retained a consultant to help it identify potential acquisition targets.

NOTE 3 – DEFERRED REGISTRATION COSTS.

Deferred registration costs of $20,000 at March 31, 2004 consist of legal fees associated with the future registration of securities.

NOTE 4 – PREPAID EXPENSES.

Prepaid expenses consist of fees paid to a consulting firm to facilitate the acquisition of a gold mine in the Republic of Ghana. The Company and this consulting firm have an agreement which runs through February 2005.

NOTE 5 - ACCRUED EXPENSES.

Accrued expenses of $2,500 consists of accounting fees.

NOTE 6 - COMMON STOCK.

From inception on October 30, 2003 to March 31, 2004 the Company sold 10,000 shares of its common stock to the founder for $2,500 and an additional 200,000 shares of its common stock in a private placement for proceeds of $50,000.

NOTE 7 - INCOME TAXES.

The Company does not have any currently payable or deferred federal or local tax benefit since its inception to March 31, 2004. At March 31, 2004, the Company had a net operating loss carryforward of $12,730 available reduce future taxable income which expires in 2024. Management is unable to determine if the utilization of the future tax benefit is more likely than not and accordingly the asset of $3,200 for federal and local taxes has been fully reserved. A reconciliation of the actual tax provision to the expected statutory rate is as follows:

	October 30, 2003 to March 31, 2004	
Loss before income taxes	($12,730)	
Expected statutory tax benefit	($ 3,200)	(25%)
Net operating loss valuation reserve	3,200	25%
Total tax benefit	$ -	0%

F-7

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in accountants or disagreements with Weinick Sanders Leventhal & Co., LLP, our present accountants, regarding financial disclosure.

_________________________________________

   No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by International Commerce Development Corp. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

_____________________

   Until ____________ ___, 2005 (ninety days after the date funds and securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

_________________________________________ INTERNATIONAL COMMERCE DEVELOPMENT CORP. 2,000,000 Shares of Common Stock _____________ PROSPECTUS _____________ October __, 2004

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors are bound by the general standards for director provisions in Delaware law. These provisions allow our directors in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Delaware law limits our director’s liability.

We have agreed to indemnify our directors, meaning that we will pay for damages they incur for properly acting as a director.  The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Amount to be Paid

SEC Registration Fee	$ 381
Blue Sky Fees and Expenses	$1,535
Legal Fees and Expenses	$50,000
Printing and Engraving Expenses	$7,500
Accountants' Fees and Expenses	$5,000
Miscellaneous	$10,584
Total	$75,000

The foregoing expenses, except for the SEC fees, are estimated.

RECENT SALES OF UNREGISTERED SECURITIES

The following table sets forth information regarding all securities sold by us since our inception on October 30, 2003.

Aggregate

Class of Purchasers

Date of

Title of

Number of

Purchase

Sale

Securities

Securities

Price and Form

of Consideration

Kenneth V. Holloway

2/04

Common Stock

10,000

$  2,500

Jeffery Cramen

2/04

Common Stock

100,000

$25,000

Darrell Sullivan

11/03

Common Stock

100,000

$25,000

The sale to Mr. Holloway was made in reliance on Section 4(2) of the Securities Act. The sales to Messrs. Cramen and Sullivan were made pursuant to Regulation D, Rule 506 under the Securities Act.  All sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

EXHIBITS

The following exhibits are filed with this Registration Statement:

Number

Exhibit Name

1

Escrow Agreement with Jersey Transfer & Trust Company in Accordance with Rule 419 under the Securities Act of 1933, as  amended*

3.1

Articles of Incorporation*

3.2

By-Laws*

4.1

Specimen Common Stock Certificate*

5

Opinion Regarding Legality

10

Investor Subscription Agreement for International Commerce Development Corp.

23.1

Consent of Counsel (to be included in Opinion Regarding Legality)

23.2

Consent of Auditor

99.1

Agreement with Appankran Mining Consultants Ltd.*

* Previously filed.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

UNDERTAKING

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Subject to the terms and conditions of Section 15(d) of the Exchange Act, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Waterbury, State of Connecticut, October ____, 2004.

INTERNATIONAL COMMERCE DEVELOPMENT CORP.

(Registrant)

   /s/ Kenneth V. Holloway_____

Kenneth V. Holloway, President,

Secretary and Director

__/s/ Kwabena Mensah________

Kwabena Mensah,

Chief Financial Officer and Director

__/s/  Amponsah Tawiah______

Amponsah Tawiah, Director

Exhibit Index

Number

Exhibit Name

1

Escrow Agreement with Jersey Transfer & Trust Company in Accordance with Rule 419 under the Securities Act of 1933, as  amended*

3.1

Articles of Incorporation*

3.2

By-Laws*

4.1

Specimen Common Stock Certificate*

5

Opinion Regarding Legality

10

Investor Subscription Agreement for International Commerce Development Corp.

23.1

Consent of Counsel (to be included in Opinion Regarding Legality)

23.2

Consent of Auditor

99.1

Agreement with Appankran Mining Consultants Ltd.*

* Previously filed.